BLUCORA, INC. 8-K

Exhibit 10.1

CONSULTING AGREEMENT

Blucora, Inc. (the “Company”) and Ann Bruder (“Contractor”) hereby enter into this Consulting Agreement (this “Agreement”) as of January 24, 2023 (“Effective Date”):

1.           Consulting Period. Subject to the terms of this Agreement, Contractor shall provide Consulting Services (as defined below) to the Company on a non-exclusive basis as an independent contractor from February 2, 2023 through June 30, 2023 (such period, unless earlier terminated in accordance with Section 4 below, the “Consulting Period”).

2.           Consulting Services. During the Consulting Period, Contractor will: (a) perform services as a special advisor to both the Chief Executive Officer and General Counsel; (b) consult with the Company or its designee(s) regarding Contractor’s prior job duties and activities for the Company and its affiliates, including briefing the Company’s Chief Executive Officer (and any other executive designated by the Company) on any pending or open employee matters; (c) reasonably assist with the transition of Contractor’s prior responsibilities, including facilitating a transition of all third-party relationships; (d) reasonably assist and cooperate with the Company in any other manner as the Company may reasonably request including with respect to pending or threatened action or governmental investigation; and (e) support the initial delivery of services under the Transition Services Agreement, effective as of December 19, 2022, by and among the Company, TaxAct Holdings, Inc. and Franklin Cedar Bidco, LLC, in each case, in a manner and only to the extent that privilege, work product protections and similar protections continue to be afforded to the Company (collectively, the “Consulting Services”). Contractor shall perform all Consulting Services diligently and to the best of the Contractor’s professional ability and judgment. Contractor is not hereby delegated any authority to enter into any agreement or other obligations on behalf of the Company without the Company’s express prior written consent. Additionally, Contractor agrees that she will not communicate any Company directives or otherwise instruct any Company personnel as part of the Consulting Services.

3.           Compensation for Consulting Services.

a.            The Company will pay Contractor a consulting fee in the gross amount of $34,584 for each calendar month during which Contractor provides Consulting Services during the Consulting Period, payable monthly without any deductions or withholdings (such payments, the “Consulting Fees”).

b.            The Board of Directors of the Company (or a committee thereof) will take all action required to grant, on or about February 2, 2023, an award of restricted stock units under the Blucora, Inc. 2018 Long-Term Incentive Plan with a grant date value of $827,000 (the “RSU Award”) to Contractor. Such RSU Award will be documented in an award agreement substantially in the form attached hereto as Exhibit A, and such award agreement will provide that Contractor shall fully vest in the entire RSU Award on July 1, 2023 (or, if earlier, upon the date that the Company and Contractor mutually agree to terminate this Agreement on account of the completion of the Consulting Services) (the “Vesting Date”): (A) unless the Company determines in its reasonable discretion that Contractor has failed or refused to satisfactorily perform the Consulting Services for the duration of the Consulting Period (provided that the Company shall timely provide ten (10) business days written notice to Contractor to cure such failure or refusal to perform and Contractor shall have failed to cure such conduct within the cure period); and (B) if Contractor executes on or after the Vesting Date (and does not revoke) a General Release and Waiver in the form attached as Exhibit B.

c.            Notwithstanding the foregoing, if, following the expiration of the Consulting Period or earlier termination thereof in accordance with Section 4 below through December 31, 2024, the Company requires Contractor’s assistance, Contractor agrees to provide such assistance as reasonably requested. To the extent any assistance is in an individual instance less than thirty minutes in a single calendar day or, on an aggregated basis, less than 150 minutes in a calendar week, then Contractor shall not be entitled to any compensation for such assistance. For assistance in excess of the aforementioned thresholds, then Contractor shall be paid at a rate of $1000 per hour (prorated for any partial hour of assistance) to be paid at the end of each calendar month during such period following Contractor’s provision of written notice to the Company of the total number of hours in such month Contractor provided such additional assistance.

d.            Contractor acknowledges and agrees that Contractor is performing Consulting Services for the Company solely as an independent contractor and will not be considered an employee or officer of the Company for any purpose, and Contractor hereby waives participation in and shall not receive any employee benefits.

4.           Termination. Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement only upon written notice to Contractor if the Company determines in its reasonable discretion that Contractor has failed or refused to satisfactorily perform the Consulting Services; provided, however, the Company shall provide Contractor notice and ten (10) business days to cure such failure or refusal to perform and Contractor shall have failed to cure such conduct within the cure period. Contractor may terminate this Agreement for any reason prior to the expiration of the Consulting Period upon thirty (30) days’ advance written notice to the Company. Upon termination of the Consulting Period in accordance with this Section 4 by either party, Contractor will only be paid any Consulting Fees accrued as of the date of termination, and Contractor shall forfeit the RSU Award.

5.           Acknowledgement and Indemnification.

a.            Contractor acknowledges and agrees that Contractor is and shall be solely responsible for the payment of any and all applicable federal, state, local and other taxes relating to any Consulting Fees or other amounts or rights granted to Contractor under this Agreement.

b.            Contractor agrees to indemnify, defend and hold harmless the Company for and against any and all federal, state, local or other tax liability (including, without limitation, liability for back withholding, penalties, interest and attorneys’ fees) incurred by the Company relating to the Consulting Fees or reimbursement of business expenses provided in Section 7; regardless of whether any such Claims are or are found to be unsuccessful or groundless.

6.           Nondisclosure. Except as required by law or as otherwise set forth in this Agreement, (i) Contractor will not at any time during or after the Consulting Period directly or indirectly disclose any Confidential Information. “Confidential Information” as used herein includes, without limitation any confidential or proprietary technical, financial, marketing, distribution or business information or trade secrets of the Company, including without limitation, concepts, techniques, processes, methods, systems, designs, cost data, computer programs, formulas, development or experimental work, work in progress, or information or details regarding the Company’s relationships with customers, vendors, partners and suppliers. “Confidential Information” does not include information that lawfully and properly becomes publicly known outside of the Company, other than through a breach by Contractor of this Agreement or some other obligation.

7.           Expense Reimbursement. During the Consulting Period, the Company shall reimburse Contractor for all reasonable and documented business expenses incurred by Contractor in connection with the Consulting Services and approved by the Company prior to the time Contractor incurs such expense.

8.           Conflict of Interest. During the Consulting Period, Contractor agrees not to provide services to an entity other than the Company that would create a conflict of interest or that directly competes with the business of the Company.

9.           Return of Property. Upon the termination of the Consulting Period or demand of the Company, Contractor shall either immediately return to the Company, Company property, including, without limitation, any Confidential Information in the possession of Contractor.

10.         Cooperation. From the Effective Date through December 31, 2024, and subject to Section 11 below, Contractor shall reasonably cooperate in any administrative, investigative, litigation or other legal matter(s) that may arise or have arisen involving the Company or any of its affiliates and which in any way relate to or involve Contractor’s work with the Company whether as a consultant or an employee. Contractor’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company and its affiliates may reasonably require, and giving truthful evidence and truthful testimony and executing and delivering to the Company and its affiliates any truthful papers reasonably requested by any of them, in each case without being subpoenaed by the Company or any of its affiliates.

11.         Non-Interference. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prohibits Contractor from confidentially or otherwise communicating or filing a charge or complaint with, participating in an investigation by or giving truthful testimony or statements to any governmental agency or regulatory entity, in each case, without receiving prior authorization from or having to disclose any such conduct to the Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law. U.S. federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state or local government official (either directly or indirectly) or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (i) files any document containing the trade secret under seal and (ii) does not disclose the trade secret, except pursuant to court order.

12.         Assignment. The Company may with the consent of Contractor, not to be unreasonably withheld, assign this Agreement to any parent, affiliate or subsidiary of the Company or any entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets, stock or business of the Company. Contractor may not assign any of Contractor’s rights or obligations under this Agreement.

13.         Entire Agreement. Except as otherwise specifically set forth in an award agreement documenting the RSU Award, this Agreement embodies the entire agreement and understanding of the parties hereto with regard to the matters specifically described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between said parties regarding such specific matters. Notwithstanding the foregoing and for clarity, nothing herein limits or otherwise supersedes the terms of the General Release and Waiver of Claims entered into by the parties in connection with Contractor’s resignation from the Company.

14.         Governing Law, Headings, Amendment, Waiver, Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas. The section headings used herein are for convenience only and are not to be considered in interpreting this Agreement. This Agreement may be modified only in writing signed by both parties, and a party’s failure to enforce this Agreement in the event of one or more events which violate it shall not be a waiver of any right to enforce this Agreement against subsequent violations. By entering into this Agreement, the parties hereby (a) irrevocably consent to, and agree not to object or assert any defense or challenge to, the jurisdiction and venue of a state district court of competent jurisdiction in Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division, and agree that any claim which may be brought in a court of law or equity may be brought in any such court, and (b) knowingly, voluntarily and intentionally waive any rights such party may have to a trial by jury in respect of any litigation based hereon or arising out of or in connection with this Agreement. The provisions of this Section 14 contain material terms of this Agreement. Notwithstanding any provision to the contrary in any other agreements entered into between the Company and Contractor prior to the date hereof, any dispute or claim arising from or relating to this Agreement shall not be required to be submitted to a final, binding arbitration.

15.         Judicial Modification; Severability. If any provision of this Agreement is found by a court to be unenforceable, such provision shall be deemed modified and so enforced to the fullest extent possible. If any such provision cannot be made enforceable, it shall be severed from this Agreement without affecting the remainder of this Agreement.

[Signature on Next Page]

THE PARTIES STATE BY SIGNING BELOW THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT AND INTEND TO BE BOUND THEREBY:

	ANN BRUDER		BLUCORA, INC.

By:	/s/ Ann Bruder	By:	/s/ Christopher Walters
		Name:	Christopher Walters
		Title:	President and Chief Executive Officer

Date:	January 24, 2023	Date:	January 24, 2023

[Consulting Agreement]

EXHIBIT A

Form of RSU Award Agreement

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(PERFORMANCE-BASED RESTRICTED STOCK UNITS)

TO: Ann Bruder (the “Participant” or “you”)

FROM: Blucora, Inc., a Delaware corporation (the “Company”)

You are hereby granted by the Company a Cash-Settled Restricted Stock Unit Award (the “Award”) under the Blucora, Inc. 2018 Long-Term Incentive Plan (the “Incentive Plan”). Each cash-settled restricted stock unit (an “RSU”) subject to the Award has a notional value equivalent to one share of the Company’s Common Stock (“Share”) for purposes of determining the value of the cash payment to be made pursuant to the settlement of the Award.

The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the "Notice of Grant") and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Incentive Plan, each of which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Incentive Plan.

Date of Grant: February 2, 2023

Award Number: [__]

Number of RSUs Subject to the Award: [___] (“RSUs”)

Vesting Schedule: Except as specifically provided in the Agreement and subject to the restrictions and conditions set forth in the Incentive Plan, the RSUs shall vest on the Vesting Date (as defined on Schedule 1 to this Notice of Grant, attached hereto, which is incorporated by reference into this Notice of Grant), based upon the achievement of the performance goals set forth on Schedule 1 (the “Performance Vesting Conditions”).

Additional Terms/Acknowledgment: You acknowledge and agree that the Notice of Grant and the vesting schedule set forth herein do not constitute an express or implied promise of your continued engagement as an employee, officer, director or other service provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your employment or service relationship with the Company or its Related Companies at any time, with or without cause.

Exhibit A to Consulting Agreement – 1

Release. You acknowledge and agree that the payment in respect of any vested RSUs is subject to, and contingent upon, your execution of a General Release and Waiver (the “Release”) in the form attached as Exhibit B to the Consulting Agreement, dated as of January 24, 2023, by and between you and the Company (the “Consulting Agreement”), within twenty-one (21) calendar days following the Vesting Date and you thereafter not revoking such Release.

* * * * * * *

[Remainder of Page Intentionally Left Blank - Signature Page Follows.]

Exhibit A to Consulting Agreement – 2

By your signature below or electronic acceptance, you agree that the Notice of Grant, the Agreement, and the Incentive Plan, constitute your entire agreement with respect to the Award, and except as set forth therein, may not be modified except by means of a writing signed by the Company and you. This Notice of Grant and Agreement may be executed and/or accepted electronically and/or executed in duplicate counterparts, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Award.

BLUCORA, INC.	PARTICIPANT

*
By: [_____]	By: Ann Bruder

Its: [_____]	*Electronic acceptance of this Award shall bind the Participant.

Attachments:

1. Performance Vesting Conditions

2. Restricted Stock Unit Agreement

2. 2018 Incentive Plan

3. 2018 Plan Prospectus

4. 2022 Proxy/2022 10-K

Exhibit A to Consulting Agreement – 3

SCHEDULE 1

BLUCORA, INC.

2018 LONG-TERM INCENTIVE PLAN

PERFORMANCE VESTING CONDITIONS

Performance Period:	The “Consulting Period” (as defined in the Consulting Agreement)

Performance Goals:	The Participant must satisfactorily perform all “Consulting Services” (as defined in the Consulting Agreement), as determined by the Company in its reasonable discretion, during the Performance Period, provided that the Company shall provide ten (10) business days written notice to Participant to cure any failure or refusal to perform and Participant shall have failed to cure such failure or refusal.

Vesting Date:	July 1, 2023 (or, if earlier, upon the date that the Company and Contractor mutually agree to terminate the Consulting Agreement on account of the completion of the Consulting Services), provided that you are providing services to the Company or a Related Company on such date.

Vesting Schedule:	One hundred percent (100%) of the RSUs will vest based on the achievement of the Performance Goals.

Forfeiture:	Except as otherwise provided herein, vesting will cease upon your Termination of Service prior to the Vesting Date and the unvested portion of the Award will immediately terminate and be forfeited.

Exhibit A to Consulting Agreement – 4

EXHIBIT A

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.           Grant. The Company hereby grants to the Participant listed on the Notice of Grant (the “Participant”) an Award of RSUs, as set forth in the Notice of Grant and subject to the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (this “Agreement”) and the Incentive Plan. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Notice of Grant, and if not defined in the Notice of Grant, the meanings given to them in the Incentive Plan.

2.           Company’s Obligation. Each RSU represents the right to receive a cash payment equal to the Fair Market Value of a Share upon the vesting of such RSU. Unless and until the RSUs vest and the Release becomes effective, the Participant will have no right to receive any payment under such RSUs. Prior to the Company making the cash payment pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company.

3.           Vesting Schedule. Subject to Paragraph 4 hereof and to any other relevant Incentive Plan provisions, the RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant.

4.           Forfeiture upon Termination of Service. Except as provided in the Notice of Grant, if the Participant has a Termination of Service for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.

5.           Payment After Vesting. Subject to Paragraph 18 hereof, for any RSUs that vest in accordance with Paragraph 3, the Participant (or in the event of the Participant’s death, to his or her estate) will be paid an amount in cash equal to (i) the Fair Market Value of a Share as of the vesting date, multiplied by (ii) the number of RSUs which have become vested, or as soon as practicable after, the vesting date (but in any event, within sixty (60) days of the date on which the RSUs vest).

6.           Withholding Taxes. The payment of any amount with respect to any vested RSUs shall be subject to the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such payment. The Company shall deduct any federal, state or local withholding tax obligations from any cash payments made pursuant to this Agreement.

7.           Payments After Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Exhibit A to Consulting Agreement – 5

8.           Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of the Award. Except as otherwise provided in Paragraph 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the settlement of the Award. The Participant agrees to execute any documents requested by the Company in connection with the settlement of the Award.

9.           Adjustments. The number of RSUs subject to the Award shall be subject to adjustment in accordance with Article 11 of the Incentive Plan.

10.         No Effect on Employment or Service Relationship. Nothing in the Incentive Plan or any Award granted under the Incentive Plan will be deemed to constitute an employment or service contract or confer or be deemed to confer any right for the Participant to continue in the employ or service of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate the Participant’s employment or other service relationship at any time, with or without cause.

11.         Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.

12.         Award Is Not Transferable. Except to the limited extent provided in Paragraph 7, the Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void.

13.         Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors and assigns.

14.         Conflicting Terms; Incentive Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Incentive Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Incentive Plan, the provisions of the Incentive Plan will govern.

15.         Committee Authority; Decisions Conclusive and Binding. The Participant acknowledges that a copy of the Incentive Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all the terms and provisions thereof. The Committee will have the power to interpret this Agreement, the Notice of Grant and the Incentive Plan, and to adopt such rules for the administration, interpretation and application of the Incentive Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). The Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Committee upon any questions arising under the Incentive Plan, this Agreement or the Notice of Grant. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Incentive Plan, this Agreement or the Notice of Grant. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.

Exhibit A to Consulting Agreement – 6

16.         Claims. The Participant’s sole remedy for any Claim shall be against the Company, and the Participant shall not have any claim or right of any nature against any Related Company (including, without limitation, any parent, subsidiary or affiliate of the Company) or any stockholder or existing or former director, officer or employee of the Company or any Related Company. The foregoing individuals and entities (other than the Company) shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Paragraph 16.

17.         Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18.         Section 409A. The Award is intended to be exempt from or comply with the requirements of Section 409A, and shall be construed accordingly. Notwithstanding any other provision of this Agreement, the Notice of Grant, or the Incentive Plan to the contrary, with respect to any payments and benefits to which Section 409A applies, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

19.         Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware, without reference to any choice-of-law rules. The Company and Participant irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in Dallas County, the State of Texas.

20.         Recovery of Compensation. In accordance with Section 6.13 of the Incentive Plan, the Company may recoup all or any portion of any amount paid to the Participant in connection with the Award, as set forth in the Company’s clawback policy, if any, approved by the Board from time to time.

Exhibit A to Consulting Agreement – 7

21.         Entire Agreement. This Agreement, together with the Notice of Grant, the Incentive Plan and the Consulting Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties strictly with respect to the subject matter hereof and constitute the only agreement between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Notice of Grant. Each party to this Agreement and the Notice of Grant acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Notice of Grant or the Incentive Plan and that any agreement, statement, or promise that is not contained in this Agreement, the Notice of Grant or the Incentive Plan shall not be valid or binding or of any force or effect. Notwithstanding any provision of the Blucora, Inc. Executive Change of Control Severance Plan, as amended, or any agreement between the Company and the Participant, including the Participation Agreement, dated January 17, 2021, between the Company and the Participant, the RSUs shall not be eligible for acceleration upon Participant’s Termination of Service.

22.         Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

23.         Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24.         Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25.         Modification. No change or modification of this Agreement or the Notice of Grant shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement or the Notice of Grant without the Participant’s consent or signature for any reason, including, without limitation, if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with any Applicable Laws, including, without limitation (i) compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder, (ii) compliance with any federal or state securities laws, or (iii) compliance with the rules of any exchange or inter-dealer quotation system on which the Company’s Shares are listed or quoted; provided, however, that the Company may not make any amendment, change or modification that would reduce the number of RSUs granted pursuant to this Agreement and the Notice of Grant, except as specifically provided by Paragraph 9 or to the extent such reduction is required by Applicable Law. Notwithstanding the preceding sentence, the Company may amend the Incentive Plan to the extent permitted by the Incentive Plan.

Exhibit A to Consulting Agreement – 8

EXHIBIT B

Form of General Release and Waiver

Blucora, Inc. (the “Company”) and Ann Bruder (the “Contractor”) hereby enter into this Release (“Release”) in accordance with the Consulting Agreement between them dated as of January 24, 2023 (the “Agreement”). Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:

1.       The Contractor’s execution of this Release within 21 days after (but not before) the Vesting Date, without revocation thereof as provided therein, is among the conditions to Contractor receiving the RSU Award described in Section 3(b) of the Agreement, which the Company will provide in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met.

2.       The term “Released Parties” as used in this Release includes: (a) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above.

3.       The Contractor, and anyone claiming through the Contractor or on the Contractor’s behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that the Contractor now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Contractor signs this Agreement. The Claims waived and released by this Release include, without limitation, any and all Claims arising out of Contractor’s employment or engagement as an independent contractor with the Company and includes a release of claims under the Age Discrimination in Employment Act of 1967 (“ADEA”, a law which prohibits discrimination on the basis of age against persons age 40 and older), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Texas Labor Code Chapter 21, the Texas Constitution and all other federal, state, local or municipal statutes, ordinances, regulations, in each case as amended, and the common law, and any and all Claims arising out of any express or implied contract, as well as any expenses, costs or attorneys’ fees, except as described in Section 4(b) below. This Release is a full and final general release by Contractor of all unknown, undisclosed and unanticipated losses, wrongs, injuries, claims and damages that arise wholly or in part from any act or omission occurring on or before the date Contractor signs this Release, as well as a general release by Contractor of all claimed losses, wrongs, injuries, claims and damages, now known or disclosed, that arise in whole or in part as a result of any act or omission occurring on or before the date Contractor signs this Release. Notwithstanding the foregoing, the releases and waivers in this Section 3 shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable.

4.       Subject to Section 7 below, the Contractor confirms that the Contractor has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of and has not transferred the claims released herein, and has the full right to grant the releases and agreements in this Release. In the event of any Claims filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by the Contractor in the Agreement or this Release, the Contractor hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to the Contractor, including without limitation any costs, expenses and attorneys’ fees incurred by or on behalf of the Contractor.

Exhibit B to Consulting Agreement – 1

5.       Contractor acknowledges that she has been given twenty-one (21) calendar days from the date of receipt of this Release to consider all of the provisions of this Release and that if she signs this Release before the 21-day period has ended she knowingly and voluntarily waives some or all of such 21-day period. Any modification of this Release, whether material or immaterial, will not restart the twenty-one (21) calendar day consideration period. Contractor represents that (i) she has read this Release carefully, (ii) she has been and hereby is advised by the Company to consult an attorney of her choice (at her cost) before signing it, (iii) she fully understands that by signing below she is giving up certain rights which she might otherwise have against any of the Released Parties and (iv) she has not been forced or pressured in any manner whatsoever to sign this Release and agrees to all of its terms voluntarily. Contractor shall have seven (7) calendar days from the date of her execution of this Release (the “Revocation Period”) in which she may revoke this Release. Such revocation must be in writing and delivered, prior to the expiration of the Revocation Period, to the attention of the Company’s Chief Human Resources Officer at the Company’s then-current headquarters address. For purposes of this Release, the “Effective Date” means the next calendar day after the Revocation Period expires without revocation by Contractor. If Contractor revokes this Release during the Revocation Period, then the Release shall be null and void and without effect, and Contractor will not receive the RSU Award described in Section 3(b) of the Agreement. Contractor further acknowledges that Contractor: (a) is not relying upon any statements, understandings, representations, expectations or agreements other than those expressly set forth in this Release; (b) has made Contractor’s own investigation of the facts and is relying solely upon Contractor’s own knowledge; and (c) knowingly waives any claim that this Release was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Release based upon presently existing facts, known or unknown. The Parties stipulate that the Company, in entering into this Release, is relying on these representations and warranties, all of which survive the execution of this Release.

6.       Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Contractor or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Release, the Agreement and any other agreements specified in Section 13 of the Agreement are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by Texas law, may be signed in counterparts, and may be modified only by a writing signed by all parties.

7.       The Non-Interference provisions of Section 11 of the Agreement are incorporated herein by reference and apply to this Release as well.

[Signature on Next Page]

Exhibit B to Consulting Agreement – 2

IN WITNESS WHEREOF, Contractor has executed this Release as of the date indicated below.

By:
Ann Bruder

Date:

Exhibit B to Consulting Agreement – 3